UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2022

The Crypto Company

(Exact name of registrant as specified in its charter)

Nevada	000-55726	46-4212105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23823 Malibu Road, #50477, Malibu, CA	90265
(Address of principal executive offices)	(Zip Code)

(424) 228-9955

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Effective July 27, 2022, The Crypto Company (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Coventry Enterprises, LLC (“Coventry”), pursuant to which Coventry purchased a 10% unsecured promissory Note (the “Note”) from the Company in the principal amount of $200,000, of which $40,000 was retained by Coventry through an “Original Issue Discount” for due diligence and origination related to the transaction. Pursuant to the terms of the Purchase Agreement, the Company also agreed to issue 25,000 shares of restricted common stock to Coventry as additional consideration for the purchase of the Note. In addition, in the Purchase Agreement the Company granted Coventry a right of first refusal with respect to certain types of equity financing transactions the Company may pursue or effect.

The Note bears interest at a rate of 10% per annum, with guaranteed interest (the “Guaranteed Interest”) of $20,000 being deemed earned as of date of issuance of the Note. The Note matures on July 15, 2023. The principal amount and the Guaranteed Interest is due and payable in seven equal monthly payments of $31,428.57, beginning on December 15, 2022 and continuing on the third day of each month thereafter until paid in full.

Any or all of the principal amount and the Guaranteed Interest may be prepaid at any time and from time to time, in each case without penalty or premium.

If an Event of Default (as defined in the Note) occurs, consistent with the terms of the Note, the Note will become convertible, in whole or in part, into shares of the Company’s common stock at Coventry’s option, subject to a 4.99% beneficial ownership limitation (which may be increased up to 9.99% by Coventry). The per share conversion price is 90% of the lowest volume-weighted average trading price during the 20-trading day period before conversion.

In addition to certain other remedies, if an Event of Default occurs, consistent with the terms of the Note, the Note will bear interest on the aggregate unpaid principal amount and Guaranteed Interest at the rate of the lesser of 18% per annum or the maximum rate permitted by law.

The Purchase Agreement and the Note contain various representations, warranties, covenants, defined events of default, and other provisions that are generally customary for transaction documents of this nature.

The foregoing description of the abovementioned Purchase Agreement and Note are not complete and are qualified in their entirety by reference to the text of such documents, each of which will be filed as an exhibit to a Quarterly Report on Form 10-Q or an amendment to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The offer and sale of the Note and restricted shares of common stock to Coventry was made in a private transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) in reliance on exemptions afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CRYPTO COMPANY
Date: July 29, 2022
	By:	/s/ Ron Levy
	Name:	Ron Levy
	Title:	Chief Executive Officer, Chief Operating Officer and Secretary

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